EXHIBIT 3.2

                                     BYLAWS

                                       OF

                             UNITED FINANCIAL CORP.

                                    ARTICLE I

                             OFFICES, CORPORATE SEAL

                  Section 1.01. Registered Office. The registered office of the corporation in the State of Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or resolution of the directors filed with the Secretary of State of Minnesota changing the registered office.

                  Section 1.02. Other Offices. The corporation may have such other offices, within or without the State of Minnesota, as the directors shall, from time to time, determine.

                  Section 1.03. Corporate Seal. The corporation shall not have a corporate seal.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

                  Section 2.01. Place and Time of Meetings. Meetings of the shareholders may be held at any place designated by the directors and, in the absence of such designation, shall be held at the principal office of the corporation in the State of Montana. The directors shall designate the time of day for each meeting and, in the absence of such designation, every meeting of the shareholders shall be held at 1:30 p.m.

                  Section 2.02. Regular Meetings. A regular meeting of the shareholders shall be held on such date as the Board of Directors shall by resolution establish.

                  Section 2.03. Special Meetings. Special meetings of the shareholders may be held at any time and for any purpose and may be called by the President or by a resolution of the Board of Directors, or by the holders of not less than one-tenth of all the shares entitled to vote on the matters to be presented to the meeting, except that any special meeting called by shareholders for the purpose of considering any action to directly or indirectly facilitate or affect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote. A shareholder or shareholders holding the requisite percentage of the voting power of all shares entitled to vote may demand a special meeting of the shareholders by written notice of demand given to the Chief Executive Officer or Chief Financial Officer of the corporation and containing the purposes of the meeting. Within 30 days after receipt of demand by one of those officers, the Board of Directors shall cause a special meeting of shareholders to be called and held on notice no later than 90 days after receipt of the demand, at the expense of the corporation. Special meetings shall be held on the date and at the time and place fixed by the Chief Executive Officer or the Board of Directors, except that a special meeting called by or at demand of a shareholder or shareholders shall be held in the county where the principal executive office is located. The business transacted at a special meeting shall be limited to the purposes as stated in the notice of the meeting.

                  Section 2.04. Quorum, Adjourned Meetings. The holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of business at any regular or special meeting. In case a quorum shall not be present at a


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meeting, the meeting may be adjourned from time to time without notice other than announcement at the time of adjournment of the date, time and place of the adjourned meeting. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the time of adjournment of the date, time and place of the adjourned meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present when a meeting is convened, the shareholders present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders originally present to leave less than a quorum.

                  Section 2.05. Order of Business. The order of business at all meetings of the shareholders shall be determined by the chairman of the meeting, but such order of business may be changed by the vote of a majority in voting interest of those present or represented and entitled to vote at such meeting.

                  Section 2.06. Voting. At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Each shareholder, unless the Articles of Incorporation provide otherwise, shall have one vote for each share having voting power registered in such shareholder's name on the books of the corporation. Jointly owned shares may be voted by any joint owner unless the corporation receives written notice from any one of them denying the authority of that person to vote those shares. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. All questions shall be decided by a majority vote of the number of shares entitled to vote and represented at the meeting at the time of the vote except where otherwise required by statute, the Articles of Incorporation or the Bylaws.

                  Section 2.07. Closing of Books. The Board of Directors may fix a time, not exceeding fifty (50) days preceding the date of any meeting of the shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. If the Board of Directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the fortieth (40th) day preceding the date of such meeting.

                  Section 2.08. Notice of Meetings. There shall be mailed to each shareholder, shown by the books of the corporation to be a holder of record of voting shares, at his address as shown by the books of the corporation, a notice setting out the time and place of each regular meeting and each special meeting, except (unless otherwise provided in section 2.04 hereof) where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment, which notice shall be mailed at least ten
(10) days and no more than fifty (50) days prior thereto (unless otherwise provided in section 2.04 hereof); except that notice of a meeting at which a plan of merger, exchange, sale of all or substantially all of the assets or dissolution is to be considered shall be mailed to all shareholders of record, whether entitled to vote or not, at least fourteen days prior thereto. Every notice of any special meeting called pursuant to section 2.03 hereof shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purposes stated in the notice. The written notice of any meeting at which a plan of merger or exchange is to be considered shall so state such as a purpose of the meeting. A copy or short description of the plan of merger or exchange shall be included in or enclosed with such notice.

                  Section 2.09. Waiver of Notice. Notice of any regular or special meeting may be waived by any shareholder either before, at or after such meeting orally or in writing signed by such shareholder or a representative entitled to vote the shares of such shareholder. A shareholder, by his attendance at any meeting of shareholders, shall be deemed to have waived notice of such meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an


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item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

                  Section 2.10. Written Action. Any action which might be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE III

                                    DIRECTORS

                  Section 3.01. General Powers. The business and affairs of the corporation shall be managed by the Board of Directors.

                  Section 3.02. Number, Qualification and Term of Office. The number of directors shall be no less than five (5) or more than twenty-five
(25), subject to the authority of the Board of Directors to increase or decrease the number of directors as permitted by law. The terms of the directors shall be three (3) years and the Board shall be classified in order to stagger the terms of the directors by dividing the total number of directors into three groups or classes each containing as near as possible one-third of the total number of directors comprising the Board. Upon this initial classification of the directors, the term of the first group shall expire upon the first annual meeting of the shareholders to be held immediately following their election, the term of the second group shall expire upon the second annual meeting following their election and the third group shall expire upon the third annual meeting following their election. At each annual meeting thereafter the directors shall be chosen for a term of three years. Each of the directors shall hold office for the term for which he was elected or until his successor shall have been elected and shall qualify, or until he shall resign, or shall have been removed as hereinafter provided.

                  Section 3.03. Board Meetings. Meetings of the Board of Directors may be held from time to time at such time and place as may be designated in the notice of such meeting.

                  Section 3.04. Notice of Meetings. No notice need be given of any regular meeting of the Board of Directors. Notice of each special meeting of the Board of Directors shall be given by the Secretary who shall give at least twenty-four (24) hours' notice thereof to each director by mail, telephone, telegraph or in person.

                  Section 3.05. Waiver of Notice. Notice of any meeting of the Board of Directors may be waived either before, at or after such meeting in writing signed by each director. A director, by his attendance and participation in the action taken at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting.

                  Section 3.06. Quorum. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business except that, when a vacancy or vacancies exist, a majority of the remaining directors (provided such majority consists of not less than two (2) directors) shall constitute a quorum.

                  Section 3.07. Conference Communications. Directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by means of a conference telephone conversation or other comparable communication technique whereby all persons participating in the meeting can hear and communicate to each other. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 3.07 shall be deemed present in person at the meeting; and the place of the meeting shall be the place or origination of the conference telephone conversation or other comparable communication technique.


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                  Section 3.08. Vacancies, Newly Created Directorships.
Vacancies in the Board of Directors of the corporation occurring by reason of death, resignation, increase in the number of directors by the shareholders to the minimum number required by Section 3.02 or otherwise, shall be filled for the unexpired term by a majority of the remaining directors of the Board although less than a quorum; newly created directorships resulting from an increase in the authorized number of directors by action of the Board of Directors as permitted by Section 3.02 may be filled by a majority vote of the directors serving at the time of such increase; and such directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and shall have qualified.

                  Section 3.09. Removal. The entire Board of Directors or any individual director may be removed from office, with or without cause, by a vote of two-thirds (2/3) of the shares then entitled to vote at an election of directors except as otherwise provided by law. In the event that the entire Board or any one or more directors be so removed, new directors shall be elected at the same meeting.

                  Section 3.10. Executive Committee. The Board of Directors by resolution adopted by a majority of the full Board of Directors may establish an Executive Committee consisting of three (3) or more directors. Such Committee may meet at stated times or on notice to all members given by any of their own number. During the intervals between meetings of the Board of Directors, such Committee shall advise and aid the officers of the corporation in all matters concerning the business and affairs of the corporation and, generally, perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time. The Board of Directors may, by resolution adopted by a majority of the full Board of Directors, delegate to such Committee authority to exercise all the powers of the Board of Directors while the Board of Directors is not in session. Vacancies in the membership of the Committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose.

                  Section 3.11. Other Committees. The Board of Directors may establish other committees from time to time making such regulations, as it deems advisable, with respect to the membership, authority and procedures of such committees.

                  Section 3.12. Written Action. Any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by all of the directors or committee members, unless the articles provide otherwise and the action need not be approved by the shareholders.

                                   ARTICLE IV

                                    OFFICERS

                  Section 4.01. Number. The officers of the corporation shall consist of a Chairman of the Board (if one is elected by the Board), the President, one or more Vice Presidents (if desired by the Board), a Secretary, a Treasurer and such other officers and agents as may, from time to time, be elected by the Board of Directors. Any two offices, except those of President and Secretary, may be held by one person.

                  Section 4.02. Election, Term of Office and Qualifications. The Board of Directors shall elect or appoint, by resolution approved by the affirmative vote of a majority of the Directors present, from within or without their number, the President, Treasurer and such other officers as may be deemed advisable, each of whom shall have the powers, rights, duties, responsibilities, and terms in office provided for in these bylaws or a resolution of the board of directors not inconsistent therewith. The President and all other officers who may be directors shall continue to hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship.

                  Section 4.03. Removal and Vacancies. Any officer may be removed from his office by a majority of the whole Board of Directors, with or without cause. Such


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removal, however, shall be without prejudice to the contract rights of the person so removed. If there be a vacancy among the officers of the corporation by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.

                  Section 4.04. Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the shareholders and directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

                  Section 4.05. President. The President shall have general active management of the business of the corporation. In the absence of the Chairman of the Board, he shall preside at all meetings of the shareholders and directors. He shall be the chief executive officer of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall be ex officio a member of all standing committees. He may execute and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation and, in general, shall perform all duties usually incident to the office of the President. He shall have such other duties as may, from time to time, be prescribed by the Board of Directors.

                  Section 4.06. Vice President. Each Vice President shall have such powers and shall perform such duties as may be specified in the Bylaws or prescribed by the Board of Directors or by the President. In the event of absence or disability of the President, Vice Presidents shall succeed to his power and duties in the order designated by the Board of directors.

                  Section 4.07. Secretary. The Secretary shall be secretary of and shall attend all meetings of the shareholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the corporation. He shall give proper notice of meetings of shareholders and directors. He shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the President.

                  Section 4.08. Treasurer. The Treasurer shall be the Chief Financial Officer and shall keep accurate accounts of all moneys of the corporation received or disbursed. He shall deposit all moneys, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositories as a majority of the whole Board of Directors shall from time to time designate. He shall have power to endorse, for deposit, all notes, checks and drafts received by the corporation. He shall disburse the funds of the corporation, as ordered by the Board of Directors, making proper vouchers therefor. He shall render to the President and the directors, whenever required, an account of all his transactions as Treasurer and of the financial condition of the corporation, and shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the President.

                  Section 4.09. Compensation. The officers of the corporation shall receive such compensation for their services as may be determined from time to time by resolution of the Board of Directors or by one or more committees to the extent so authorized from time to time by the Board of Directors.

                                    ARTICLE V

                            SHARES AND THEIR TRANSFER

                  Section 5.01. Certificates for Shares. Every owner of shares of the corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares of the corporation owned by him. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the corporation, by the President or a Vice President and by the Secretary or an Assistant Secretary or by such officers as the Board of Directors may designate. Such signatures may be facsimile if authorized by the Board of Directors. Every certificate surrendered to the corporation for exchange or transfer shall be


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cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 5.04.

                  Section 5.02. Issuances of Shares. The Board of Directors is authorized to cause to be issued shares of the corporation up to the full amount authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by law. No shares shall be allotted except in consideration of cash or other property, tangible or intangible, received or to be received by the corporation, or services rendered or to be rendered to the corporation, or of any amount transferred from surplus to stated capital upon a share dividend, subject to the applicable provision of the Minnesota Business Corporation Act. At the time of such allotment of shares, the Board of Directors making such allotments shall state, by resolution, their determination of the fair value to the corporation in monetary terms of any consideration to be received in cash, or otherwise, shall not be less than the par value of the shares so allotted.

                  Section 5.03. Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate, or the shareholder's legal representative, or the shareholder's duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares. The corporation may treat, as the absolute owner of shares of the corporation, the person or persons in whose name shares are registered on the books of the corporation.

                  Section 5.04. Loss of Certificates. Except as otherwise provided by the Minnesota Business Corporation Act, section 302A.419, any shareholder claiming a certificate for shares to be lost or destroyed shall make an affidavit of the fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form, in any amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

                                   ARTICLE VI.

                           DISTRIBUTIONS, RECORD DATE

                  Section 6.01. Distributions. Subject to the provisions of the Articles of Incorporation, of these Bylaws, and of law, the Board of Directors may authorize and cause the corporation to make distributions whenever, and in such amounts or forms as, in its opinion, are deemed advisable.

                  Section 6.02. Record Date. Subject to any provisions of the Articles of Incorporation, the Board of Directors may fix a date not exceeding 120 days preceding the date fixed for the payment of any distribution as the record date for the determination of the shareholders entitled to receive payment of the distribution and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such distribution notwithstanding any transfer of shares on the books of the corporation after the record date.

                                  ARTICLE VII.

                         BOOKS AND RECORDS, FISCAL YEAR

                  Section 7.01. Share Register. The Board of Directors of the corporation shall cause to be kept at its principal executive office, or at another place or places within the United States determined by the Board:

                  (1) a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder; and


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                  (2)    a record of the dates on which certificates or
                         transaction statements representing shares were issued.

                  Section 7.02. Other Books and Records. The Board of Directors shall cause to be kept at its principal executive office, originals or copies of:

                  (1) records of all proceedings of shareholders for the last three years;

                  (2) records of all proceedings of the board for the last three years;

                  (3)    its articles and all amendments currently in effect;

                  (4)    its Bylaws and all amendments currently in effect;

                  (5) financial statements required by the Minnesota Business Corporation Act, section 302A.463 and the financial statements for the most recent interim period prepared in the course of the operation of the corporation for distribution to the shareholders or to a governmental agency as a matter of public record;

                  (6) reports made to shareholders generally within the last three years;

                  (7) a statement of the names and usual business addresses of its directors and principal officers; and

                  (8) any shareholder voting or control agreements of which the corporation is aware.

                  Section 7.03. Fiscal Year. The fiscal year of the corporation shall be determined by the Board of Directors.

                                  ARTICLE VIII.

                          LOANS, GUARANTEES, SURETYSHIP

                  Section 8.01. The corporation may lend money to, guarantee an obligation of, become a surety for, or otherwise financially assist a person if the transaction, or a class of transactions to which the transaction belongs, is approved by the affirmative vote of a majority of the directors present, and:

                  (1) is in the usual and regular course of business of the corporation;

                  (2) is with, or for the benefit of, a related corporation, an organization in which the corporation has a financial interest, an organization with which the corporation has a business relationship, or an organization to which the corporation has the power to make donations;

                  (3) is with, or for the benefit of, an officer or other employee of the corporation or a subsidiary, including an officer or employee who is a director of the corporation or a subsidiary, and may reasonably be expected, in the judgment of the board, to benefit the corporation; or

                  (4) has been approved by (a) the holders of two-thirds of the voting power of the shares entitled to vote which are owned by persons other than the interested person or persons, or (b) the unanimous affirmative vote of the holders of all outstanding shares whether or not entitled to vote.

                  Such loan, guarantee, surety contract or other financial assistance may be with or without interest, and may be unsecured, or may be secured in the manner as a majority of the directors present approve, including, without limitation, a pledge of or other security interest in shares of the corporation. Nothing in this section


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shall be deemed to deny, limit or restrict the powers of guaranty, surety or warranty of the corporation at common law or under a statute of the state of Minnesota.

                                   ARTICLE IX.

                       INDEMNIFICATION OF CERTAIN PERSONS

                  Section 9.01.The corporation shall indemnify all officers and directors of the corporation, for such expenses and liabilities, in such manner, under such circumstances and to such extent as permitted by section 302A.521 of the Minnesota Business Corporation Act, as now enacted or hereafter amended. The Board of Directors may authorize the purchase and maintenance of insurance and/or the execution of individual agreements for the purpose of such indemnification, and the corporation shall advance all reasonable costs and expenses (including attorneys' fees) incurred in defending any action, suit or proceeding to all persons entitled to indemnification under this section 9.01, all in the manner, under the circumstances and to the extent permitted by
Section 302A.521 of the Minnesota Business Corporation Act, as now enacted or hereafter amended. Unless otherwise approved by the Board of Directors, the corporation shall not indemnify any employee of the corporation who is not otherwise entitled to indemnification pursuant to this section 9.01.

                                   ARTICLE X.

                                   AMENDMENTS

                  Section 10.01. These Bylaws may be amended or altered by a vote of the majority of the whole Board of Directors at any meeting. Such authority of the Board of Directors is subject to the power of the shareholders, exercisable in the manner provided in the Minnesota Business Corporation Act, section 302A.181, subd. 3, to adopt, amend, repeal Bylaws adopted, amended, or repealed by the Board of Directors. After the adoption of the initial Bylaws, the Board of Directors shall not make or alter any Bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office. Further, no amendment to section 3.02 of these Bylaws shall be effective without the affirmative vote of holders of a majority of the voting shares of the corporation.

                                   ARTICLE XI.

                        SECURITIES OF OTHER CORPORATIONS

                  Section 11.01. Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation (a) to attend any meeting of security holders of other corporations in which the corporation may hold securities and to vote such securities on behalf of this corporation; (b) to execute any proxy for such meeting on behalf of the corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of this corporation. At such meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation possesses. The Board of Directors may, from time to time, grant such power and authority to one or more other persons and may remove such power and authority from the President or any other person or persons.

                  Section 11.02. Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.